Exhibit 10



                                October 31, 2000


Berge & Company LTD
20 West Ninth Street
Cincinnati, Ohio  45273-8981

         Re:  WWW Advisors, Inc.'s WWW Trust/WWW Internet Fund

Ladies and Gentlemen:

         By letter dated October 25, 2000 (the "Request"), Diane Snapp, Secretary of WWW Advisors, Inc. (the "Corporation"), has requested that we furnish you with certain information as of June 30, 2000, and during the period from that date to the date of this letter on behalf of and with respect to the Corporation's WWW Trust/WWW Internet Fund (the "Trust/Fund"). Our response will relate only to the period from July 1, 1999 through the date of this letter (the "Period").

         This response is limited by, and in accordance with, the ABA Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information (December 1975) (the "Statement of Policy"). Without limiting the generality of the foregoing, the limitations set forth in the Statement of Policy on the scope and use of this response (paragraphs 2 and 7) are specifically incorporated in this letter by reference, and any description herein of any "loss contingencies" is qualified in its entirety by paragraph 5 of the Statement of Policy and the accompanying commentary, which is an integral part of the Statement of Policy.

         Consistent with the last sentence of paragraph 6 of the Statement of Policy and pursuant to the Corporation's Request, this will confirm as correct the Corporation's understanding as set forth in its audit inquiry letter to us that whenever, in the course of performing legal services with respect to the Trust/Fund on a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that the Trust/Fund must disclose or consider disclosure concerning such possible claim or assessment, we, as a matter of professional responsibility to the Administrator of the Trust/Fund, will so advise the Corporation and will consult with the Corporation concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standards No. 5, except that we express no opinion concerning and we do not have such an understanding with the Trust/Fund or any duty concerning disclosure with respect to any claim for benefits arising in the course of normal Trust/Fund operations.

         Our response to the Request is limited strictly to the matters expressly set forth in this letter. As contemplated by paragraph 4 of the Statement of Policy, we advise you not to infer that we have responded to any aspect of the Request that is not expressly addressed by this letter.

         We represent the Corporation on a regular basis, and in connection with that representation we are consulted from time-to-time concerning specific matters involving the Trust/Fund. The Trust/Fund may be involved in matters of a legal nature about which we have not been consulted.

         Neither the Corporation nor the Trust/Fund intend to waive the attorney-client privilege with respect to any information which the Corporation or the Trust/Fund has furnished to us. Moreover, please be advised that our response to you should not be construed in any way to constitute a waiver of the protection of the attorney work-product privilege with respect to any of our files involving the Corporation or the Trust/Fund.

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         Subject to the foregoing, we advise you that during the Period, we have not been engaged to give substantive attention to, or represent the Corporation as administrator or the Trust/Fund in connection with, material loss contingencies (as described in the Request) coming within the scope of clause
(a) of paragraph 5 of the Statement of Policy which were not resolved by the date of this letter.

         Because our statements are rendered to and paid by the Corporation, as of June 30, 2000, the Trust/Fund was not indebted to us for either billed or unbilled services or costs.

         The information set forth herein is true and accurate as of the date of this letter, and we assume no obligation to advise you of any changes, whether or not deemed material, of which we may subsequently learn.

                                   Sincerely,

                                          BROWN, TODD & HEYBURN PLLC



                                          By: /s/ WILLIAM G. STRENCH
                                              ----------------------
                                          William G. Strench
                                          Member of the Firm



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